Exhibit  99.1

Medford, Wisconsin - April 24, 2003

Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), today announced first quarter March 2003 earnings of $0.57 per share, compared to $0.65 per share during the first quarter March 2002. Book value increased to $19.41 per share at March 31, 2003 compared to $19.11 a year ago.

Mid-Wisconsin Financial Services, Inc. is a one-bank holding company that operates Mid-Wisconsin Bank headquartered in Medford, Wisconsin with eleven retail locations serving northern and central Wisconsin markets in Taylor, Clark, Eau Claire, Lincoln, Marathon, Price and Oneida counties. On February 10, 2003 the eleventh retail location was opened in Weston, Wisconsin. In addition to traditional loan and deposit products, the Bank provides trust services, discount and full-service brokerage services, and pension plan administration. Financial performance is expressed in thousands, except per share data.

Net income for the first quarter ended March 31, 2003 was $966 compared to $1,100 in the first quarter of 2002. Operating results for the first quarter 2003 generated an annualized return on average assets of 1.06% and return on average equity of 12.01%. Comparable ratios for the same quarter 2002 were return on average assets of 1.30% and return on average equity of 14.69%.

The declining net interest margin had a significant effect on the decrease of first quarter earnings from the prior year. The net interest margin was 4.02% at March 31, 2003, down 46 basis points from 4.48% from the comparable quarter last year. As a result net interest income decreased $110 from $3,565 for the quarter ended March 31, 2002 to $3,455 at March 31, 2003. The decline in the net interest margin can be attributed to the yield on loans falling more rapidly than the cost of rate sensitive liabilities and principal pay-downs on high yielding mortgage-backed securities. The Company expects this trend to continue until interest rates begin to increase.

Another factor to the decline in first quarter 2003 net income was the start-up expenses associated with the new Weston bank branch. While entering into a new marketplace comes with short-term costs management is confident that these costs will be far outweighed by the long-term benefits of expansion into a dynamic market.

Assets at March 31, 2003 were $361,784, compared to $368,040 at the end of 2002. Total loans at quarter end were $256,963, compared to $235,451 at March 31, 2002.

This press release, including those relating to the growth of the Company and future interest rates, are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in this release. Among other things, these risks and uncertainties include the strength of the economy, the effects of government policies, including, in particular, interest rate policies, and other risks and assumptions described under "Cautionary Statement Regarding Forward Looking Information" in Item 1 of the Company's Form 10-K for the year ended December 31, 2002. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                      Mid-Wisconsin Financial Services, Inc.
                           Financial Data (unaudited)
                  (amounts in thousands, except per share data)

                                                         Three Months Ended
                                                        March 31,   March 31,
                                                           2003       2002
STOCKHOLDERS' DATA
Basic and diluted earnings per share                      $0.57       $0.65
Dividends per share                                       $0.22       $0.22
Book value per share                                     $19.41      $17.84
Average common shares outstanding                         1,685       1,697
KEY RATIOS
Return on average assets                                   1.06%       1.30%
Return on average equity                                  12.01%      14.69%
Net interest margin                                        4.02%       4.48%
Tangible equity to assets                                  8.57%       8.48%
Efficiency ratio                                          59.69%      59.53%
CREDIT QUALITY
Net charge-offs to average loans                           0.02%       0.08%
Loan loss reserve to period-end loans                      1.10%       1.10%
STOCK PRICE INFORMATION
High                                                     $28.00      $26.30
Low                                                       27.25       26.00
Market price at quarter end (1)                           28.00       26.30

                                                         Three Months Ended
                                                        March 31,   March 31,
                                                          2003        2002
INCOME STATEMENT
Interest income                                          $5,092      $5,388
Interest expense                                          1,798       1,975
Net interest income                                       3,294       3,413
Provision for loan losses                                   158         180
Net interest income after provision for loan losses       3,136       3,233
Noninterest income
   Service fees                                             197         199
   Trust service fees                                       183         184
   Investment product commissions                            64          55
   Other operating income                                   220         176
Total noninterest income                                    664         614
Noninterest expenses
   Salaries and employee benefits                         1,407       1,296
   Occupancy                                                312         272
   Data processing and information systems                  109         110
   Goodwill and purchased core deposit amortization          78          73
   Other operating expenses                                 570         557
Total noninterest expense                                 2,476       2,308
Income before provision for income taxes                  1,324       1,539
Provision for income taxes                                  358         439
Net income                                                 $966      $1,100


                       Mid-Wisconsin Financial Services, Inc.
                            Financial Data (unaudited)
                   (amounts in thousands, except per share data)
                                                            Three Months Ended
                                                            March 31,  March 31,
                                                               2003      2002
BALANCE SHEET
ASSETS
Cash and due from banks                                       $10,943   $10,063
Interest-bearing deposits in other financial institutions         418        18
Federal funds sold                                              8,690     1,073
Securities available for sale -At fair value                   76,233    79,138
Federal Home Loan Bank stock (at cost)                          2,051     1,521
Loans held for sale                                             1,074        84
Loans receivable, net of allowance for loan losses of
  $2,815,187 in 2003 and $2,599,608 in 2002                   253,075   232,768
Accrued interest receivable                                     1,750     1,911
Premises and equipment                                          5,660     5,589
Intangible assets                                                 796     1,091
Goodwill                                                          295       295
Other assets                                                      799     1,476
Total assets                                                 $361,784  $335,027

LIABILITIES AND STOCKHOLDERS' EQUITY
Noninterest-bearing deposits                                  $35,581   $32,810
Interest-bearing deposits                                     238,222   215,503
  Total deposits                                              273,803   248,313

Short-term borrowings                                          12,277    23,195
Long-term borrowings                                           40,000    30,000
Accrued interest payable                                        1,240     1,365
Accrued expenses and other liabilities                          1,768     1,895
Total liabilities                                             329,088   304,768

Stockholders' equity:
  Common stock-Par value $.10 per share:
      Authorized      -  6,000,000 shares
      Issued & outstanding - 1,684,475 shares in 2003
      and 1,696,497 shares in 2002                                168       170
Additional paid-in capital                                     10,944    10,973
Retained earnings                                              20,409    18,533
Accumulated other comprehensive income                          1,175       583
Total stockholders' equity                                     32,696    30,259
Total liabilities and stockholders' equity                   $361,784  $335,027